Exhibit 10.31

I-Bankers Securities, Inc.

1208 Shady Ln N.

Keller, TX 76248

November 17, 2023

Deep Medicine Acquisition Corp.

595 Madison Avenue, 12th Floor

New York, NY 10017

Attention: Humphrey P. Polanen, CEO

Re:	Business Combination Marketing Agreement

Gentlemen:

Reference is hereby made to that certain (i) Business Combination Marketing Agreement, dated as of October 26, 2021 (as amended from time to time, the “Business Combination Marketing Agreement”), by and between Deep Medicine Acquisition Corp., a Delaware corporation (the “Company”), and I-Bankers Securities, Inc. (the “Advisor”) and (ii) Amended and Restated Agreement and Plan of Merger, dated as of July 21, 2023 (as amended from time to time, the “Merger Agreement”), by and among the Company, TruGolf, Inc., a Nevada corporation (“TruGolf”), and certain other parties named therein. Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings ascribed to such terms in the Business Combination Marketing Agreement.

In consideration of the mutual promises and agreements contained in this Letter Agreement and the Business Combination Marketing Agreement, and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Modification of Fees. Effective immediately prior to (but subject to) the consummation of the transactions contemplated by the Merger Agreement (the “BC Closing”), the Business Combination Marketing Agreement shall be amended as follows:

Section 1(b) of the Business Combination Marketing Agreement shall be amended to delete such section in its entirety and replace it with the following:

“(b) As compensation for the foregoing services, the Company will pay to the Advisor (the “Fee”) at the closing of the Business Combination (the “Closing”): (i) a cash payment of Two Million U.S. Dollars ($2,000,000) by wire transfer to such account as designated in writing by Advisor; and (ii) 212,752 shares of Class A common stock of the Company pursuant to a private issuance.”

2. Effectiveness of Amendment. This Letter Agreement shall be binding upon each party upon such party’s execution and delivery of this Letter Agreement, but this Letter Agreement shall only become effective immediately prior to (but subject to) the BC Closing. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the BC Closing, this Letter Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

3. Miscellaneous. Except as expressly provided in this Letter Agreement, all of the terms and provisions in the Business Combination Marketing Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Letter Agreement does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Business Combination Marketing Agreement, or any other right, remedy, power or privilege of any party to the Business Combination Marketing Agreement, except as expressly set forth herein. This Letter Agreement and the Business Combination Marketing Agreement, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of hereof and thereof, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. The provisions of Sections 10, 11, 13 and 14 of the Business Combination Marketing Agreement are hereby incorporated herein by reference and apply to this Letter Agreement as if all references to the “Agreement” contained therein were instead references to this Letter Agreement.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

To indicate your acceptance to the provisions of this Letter Agreement, please sign in the space provided below.

Sincerely,

I-Bankers Securities, Inc.

By:	/s/ Matthew J. McCloskey
Name:	Matthew J. McCloskey
Title:	Head of Equity Capital Markets

Acknowledged and Agreed effective as of the date first set forth above:

Deep Medicine Acquisition Corp.

By:	/s/ Humphrey P. Polanen
Name:	Humphrey P. Polanen
Title:	Chief Executive Officer

{Signature Page to Amendment to Business Combination Marketing Agreement}